Exhibit 24.1

POWER OF ATTORNEY

The undersigned directors and officers of Brunswick Corporation, a Delaware corporation (the “Company”), do hereby nominate, constitute and appoint David M. Foulkes, Ryan M. Gwillim and Christopher F. Dekker, and each of them individually, the true and lawful attorney-in-fact or attorneys-in-fact of the undersigned, with power to act with or without the other and with full power of substitution and resubstitution, to execute in the name and on behalf of the undersigned as directors and officers of the Company, the Registration Statement on Form S-3 and any amendments thereto (including post-effective amendments) and any subsequent registration statement filed by the Company pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys, and any of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney in one or more counterparts on the date set opposite his or her name.

Capacity	Signature	Date

Chief Executive Officer (Principal Executive Officer) and Director	/s/ David M. Foulkes
	David M. Foulkes	July 29, 2021

Board Chair and Director	/s/ Nancy E. Cooper
	Nancy E. Cooper	July 29, 2021

Director	/s/ David C. Everitt
	David C. Everitt	July 29, 2021

Director	/s/ Reginald Fils-Aimé
	Reginald Fils-Aimé	July 29, 2021

Director	/s/ Lauren Patricia Flaherty
	Lauren Patricia Flaherty	July 29, 2021

Director	/s/ Joseph W. McClanathan
	Joseph W. McClanathan	July 29, 2021

Director	/s/ David V. Singer
	David V. Singer	July 29, 2021

Director	/s/ Jane L. Warner
	Jane L. Warner	July 29, 2021

Director	/s/ J. Steven Whisler
	J. Steven Whisler	July 29, 2021

Director	/s/ Roger J. Wood
	Roger J. Wood	July 29, 2021

Director	/s/ MaryAnn Wright
	MaryAnn Wright	July 29, 2021